CL: 494930v1
Exhibit 10.1

THE TIMKEN COMPANY
ASSOCIATE NON-COMPETE AGREEMENT

Associate Name:

This Associate Non-compete Agreement (the “Agreement), dated as of August 6, 2012, is made between (the “Associate) and The Timken Company, an Ohio corporation (the “Company).

WHEREAS the Company has reorganized its management structure; and

WHEREAS in connection with such reorganization the Company has offered the Associate ongoing employment in a senior leadership position with the Company and a grant of deferred shares of the Company's common stock; and

WHEREAS the Associate understands and agrees that it is necessary for the protection of Company that the Associate not compete with the Company for a reasonable period in the event the Associate's employment with the Company terminates for any reason, voluntarily or involuntarily.
NOW THEREFORE in consideration of the mutual promises and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and the Associate enter into this Agreement and agree as follows:

1. The Company shall provide to the Associate a grant of deferred shares of the Company's common stock, and a copy of the agreement evidencing such grant is attached to this Agreement as Exhibit A.

2. The Associate will keep in strict confidence, and will not, directly or indirectly, disclose, furnish, disseminate, make available or use any trade secrets, as defined by Ohio law, or confidential business or technical information of the Company or its customers or vendors, without limitation as to when or how the Associate may have acquired such information, other than at the specific request of an authorized agent of the Company. Such confidential information shall include, without limitation, the Company's selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information, identity of prospective affiliation partners, business unit and corporate strategy information, business plans and other business information. The Associate specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of the Associate and whether compiled by the Company, and/or Associate, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by Associate shall constitute a misappropriation of the Company's trade secrets.

3. For a period of two years after the date of termination of employment with the Company, the Associate shall not:

(a)
Either directly or indirectly, divert or attempt to divert a business partner, client, account, or customer of the Company or prospective business partner, client, account or customer of the Company which the Associate worked with or learned of during the course of his employment with the Company, (collectively hereinafter, a "Contact") regardless of the geographic location of such Contact;

(b)
Participate in or contribute in any way to the identification, solicitation, diversion or employment of any current or former employee of the Company, or the initiation of contact with, identification, solicitation or diversion of any Contact of the Company, for or by any business similar to the business conducted by the Company, including but not limited to the research, development, manufacture, marketing, sale and distribution of bearings, steel and steel components as further described in any and all manufacturing, marketing and sales manuals and materials as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services; or

(c)
Either directly or indirectly, own, manage, operate, control, be employed by, serve as a consultant, agent or independent contractor, participate in, or be connected in any manner with the ownership, management, operation or control of the Company's significant competitors which are NSK Ltd., NTN Corp., JTEKT Corporation, RBC Bearings Inc., SKF AB, ILJIN Group, Kaydon Corporation, Inc., American Roller Bearing Company, Schaeffler KG, Republic Steel, Gerdau S.A., Nucor Corporation, Steel Dynamics, Inc., CITIC Pacific, ArcelorMittal S.A., or subsidiaries or affiliates of such companies, or any other company that may emerge as a significant competitor of the Company after the execution of this Agreement (collectively hereinafter, “Competitors”) regardless of the location of the Competitor.

4. If the Associate is contacted by any current or former employee of the Company or any Contact at any time during the two-year period following the date of the termination of employment with the Company, the Associate agrees to inform them of his obligations under this Agreement not to assist them in any way prohibited by this Agreement.

5. Because the Contacts, Competitors, customers, officers, employees, and business activities of the Company are spread throughout the United States and other countries, the Associate agrees that the geographic area contemplated by this Agreement is reasonable, fair, and required to protect the Company's interests.

6. The Associate agrees that the restrictions on his conduct in this Agreement are necessary to protect the Company's legitimate business interests, including but not limited to those described herein, and that the restrictions in this Agreement are in addition to, and do not replace, any other restrictions on competition contained in any other agreement between the Associate and the Company. The Associate further agrees that in the event of a breach or threatened breach by him of this Agreement, the Company will suffer immediate and irreparable injury and cannot be compensated by monetary damages alone, and the Company shall therefore be entitled to temporary and permanent injunctive relief, from any court of competent jurisdiction, restraining the Associate from the activities prohibited by this Agreement.

7. The Associate agrees that he possesses the necessary education, skills and experience that allow him to be employed regardless of any restrictions contained in this Agreement.

8. The Associate agrees that if the Company brings a legal action to enforce this Agreement, and is successful in whole or in part in that legal action, the time periods described in this Agreement will be extended by a time period equal to the time period between the first alleged violation of this Agreement which causes the Company to bring the legal action and the final resolution of the legal action. The Associate agrees that every paragraph or subparagraph identified in this Agreement above will be extended for the time periods described herein regardless of whether that paragraph or subparagraph is the subject of the Company's legal action.

9. The Associate agrees that nothing contained in this Agreement is intended to limit or prohibit the Company from pursuing any other remedies or rights available to it for any breach or threatened breach of this Agreement, including the recovery of money damages from the Associate.

10. The provisions of this Agreement are severable; the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of such provision to the fullest extent legally permissible; provided, however, that such amendment will apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

11. The Company and the Associate agree that the state and federal courts located in the State of Ohio shall have jurisdiction in any action, suit or proceeding against the Company or the Associate based on or arising out of this Agreement and Associate hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process in connection with any action, suit or proceeding against Associate; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

IN WITNESS WHEREOF, Associate, having read and fully understood each of the foregoing provisions, and the Company, have executed this Agreement as of this 6th day of August, 2012.
_____________________________
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CL: 494930v1
For THE TIMKEN COMPANY

Title:

_____________________________
Associate